News ONEOK First Quarter 2023 Conference Call and Webcast Scheduled TULSA, Okla. – April 3, 2023 – ONEOK, Inc. (NYSE: OKE) will release first quarter 2023 earnings after the market closes on May 2, 2023. ONEOK’s executive management will participate in a conference call the following day. What: ONEOK first quarter 2023 earnings conference call and webcast When: 11 a.m. Eastern, May 3, 2023 10 a.m. Central Where: 1) Phone conference call dial 877-883-0383, entry number 1413977 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 6620798. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid- Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ### April 3, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1